Exhibit 10.3


NEITHER THIS NOTE NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "SECURITIES ACT") AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

                AMENDED AND RESTATED CONVERTIBLE PROMISSORY NOTE

$5,000,000.00                                                   October 11, 2006

This Note amends and restates, and is given in substitution for, that certain Convertible Promissory Note of the Debtor to the order of the Creditor dated January 24, 2006 in the original principal amount of $5,000,000.

FOR VALUE RECEIVED, the undersigned, Biophan Technologies, Inc., a corporation organized under the laws of the State of Nevada, with its principal offices at 150 Lucius Gordon Drive, Suite 215, West Henrietta, New York 14586 (the "Debtor"), hereby promises to pay to Biomed Solutions, LLC, a limited liability corporation organized under the laws of the State of New York, with its principal offices 150 Lucius Gordon Drive, Suite 215, West Henrietta, New York 14586 (the "Creditor"), the principal sum of five million dollars ($5,000,000.00) or such lesser amount as shall have been advanced pursuant to the Line of Credit Agreement dated as of January 24, 2006 between the Debtor and the Creditor, as amended by Amendment No. 1 thereto dated as of October 10, 2006 (the "Line of Credit Agreement"), together with interest thereon at a rate of eight percent (8%) per annum, in lawful money of the United States of America.

1. Repayment. The entire amount of principal and interest due under this Note shall be payable within fifteen (15) business days after demand therefor, which demand may be made at any time after eighteen (18) months has elapsed from the date of the issuance of this Note. Debtor may prepay all or any part of this Note at any time without premium or penalty, provided that Debtor has provided fifteen (15) days' prior written notice (the "Notice Period") of its intent to prepay and Creditor has not elected to convert all or part of the outstanding obligation prior to the expiration of the Notice Period.

2. Interest Calculations. Interest under this Note shall be compounded monthly. Partial payments shall be applied first to accrued and unpaid interest and then to principal.

3. Events of Default. Upon the occurrence and during the continuance of any of the following events (each of which shall be an "Event of Default"), Creditor may declare the principal of and interest on this Note to be due and payable upon thirty (30) days' prior written notice, and the principal of and interest on this Note shall, upon such declaration, become due and payable, anything in this Note to the contrary notwithstanding:

            (a) Debtor fails to pay any principal of or interest on this Note when due; or

            (b) Debtor is dissolved or liquidated; or

            (c) Debtor makes an assignment for the benefit of creditors, commences (as the debtor) a case in bankruptcy, or commences (as the debtor) any proceeding under any other insolvency law; or

            (d) A case in bankruptcy or any proceeding under any other insolvency law is commenced against Debtor (as the debtor) and a court having jurisdiction in the premises enters a decree or order for relief against Debtor as the debtor in such case or proceeding, and such case or proceeding is continued for sixty (60) days, or Debtor consents to or admits the material allegations against it in any such case or proceeding; or

            (e) A trustee, receiver or agent (however named) is appointed or authorized to take charge of substantially all of the property of Debtor for the purpose of enforcing a lien against such property or for the purpose of general administration of such property for the benefit of creditors.

4.          Conversion.

            (a) Conversion. On the second Trading Day (as such term is hereinafter defined) after the Charter Amendment Effective Date (as such term is defined in the Line of Credit Agreement), a portion of the principal and accrued interest on this Note, determined by subtracting (i) $700,000 from (ii) the then outstanding amount of principal and accrued interest, shall be converted automatically into shares of the Debtor's common stock (the "Note Shares"). The number of Note Shares to be issued upon such conversion shall be equal to the quotient obtained by dividing (i) the principal and interest amount of this Note being converted by (ii) the Conversion Price (defined below), rounded in the case of a fractional share to the next highest whole share. The Note Shares shall bear registration rights as set forth in the Line of Credit Agreement. For purposes hereof, the term "Trading Day" means (a) any day on which the Debtor's common stock is listed or quoted and traded on the OTC Bulletin Board or any national securities exchange, market or trading or quotation facility on which the Common Stock is then listed or quoted, or (b) if the common stock is not then so listed or quoted and traded, then any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

            (b) Conversion Price. The Conversion Price shall be $0.67.

            (c) Mechanics and Effect of Conversion. Upon conversion of this Note pursuant to this Section 4, the Creditor shall surrender this Note, duly endorsed, at the principal offices of the Debtor or any transfer agent of the Debtor. At its expense, the Debtor will, as soon as practicable thereafter, issue and deliver to such Creditor, at such principal office, (i) a certificate or certificates for the number of shares to which such Creditor is entitled upon such conversion, together with other securities and property to which the Creditor is entitled upon such conversion under the terms of this Note and (ii) a replacement Note, in form identical to this Note, for the amount of the unconverted portion of the principal amount and accrued interest. Upon conversion of this Note, the Debtor will be forever released from all of its obligations and liabilities under this Note with regard to that portion of the principal amount and accrued interest being converted, including, without limitation, the obligation to pay such portion of the principal amount and accrued interest.

5. Severability. The invalidity, illegality or unenforceability of any provision of this Note shall not render invalid, illegal or unenforceable any other provision hereof.

6. No Waiver of Remedies No failure or delay on the part of Creditor in the exercise of any power or right in this Note shall operate as a waiver thereof, and no exercise or waiver of any single power or right, or the partial exercise thereof, shall affect Creditor's rights with respect to any and all other rights and powers.


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

7. Maximum Interest. This Note is subject to the express condition that at no time shall Debtor be obligated or required to pay interest on the unpaid principal balance due hereunder at a rate which is in excess of the maximum interest rate permitted under applicable law. If by the terms of this Note, Debtor is at any time required or obligated to pay interest on the unpaid principal balance due hereunder at a rate in excess of such maximum rate, then for such time as the rate of interest under this Note would be deemed excessive, its application shall be suspended and there shall be charged instead interest at such maximum rate.

8. Notices. Any and all notices to be delivered in connection herewith shall be in writing and shall be deemed given when delivered if delivered personally, ten days after being sent if properly sent by airmail, or three days after being sent if properly sent by recognized express courier service guaranteeing delivery during such period, in each case addressed to the other party at the address set forth above or such other address as any party may furnish by notice to the other as herein provided.

9. Successors and Assigns. This Note shall inure to the benefit of Creditor, any holder of this Note and their respective successors and permitted assigns. Whenever Debtor or Creditor is referred to in this Note, such references shall be deemed references to its successors and permitted assigns and, in the case of Creditor, any other holder of this Note. Neither party may assign its rights or obligations under this Note without the prior written consent of the other party.

10. Headings and Captions.Any headings or captions preceding the text of the separate sections hereof are intended solely for convenience of reference and shall not constitute a part of this Note, nor shall they affect its meaning, construction or effect.

11. Governing Law; Jurisdiction. This Note shall be construed and interpreted in accordance with the laws of New York without reference to New York's choice of law rules. Debtor and Creditor agree that any litigation in connection with this Note shall be commenced and conducted by any of them only in New York in the County of Monroe, or in the U.S. District Court whose jurisdiction includes such county, which courts shall have exclusive jurisdiction thereof. Debtor and Creditor submit to the venue of such courts and agree that service of process upon them shall be valid if delivered to the applicable address specified herein.

                                              BIOPHAN TECHNOLOGIES, INC.


                                              By: /s/ Darryl L. Canfield
                                                 ------------------------------
                                                  Darryl L. Canfield
                                                  Chief Financial Officer


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